COMDISCO EXECUTIVE OFFICER COMPENSATION AND BENEFITS


Summary Compensation Table

     This table shows the compensation paid to (i)Nicholas K. Pontikes, our President and Chief Executive Officer, (ii) our four other most highly compensated executive officers serving on September 30, 1999 and (iii) Jack Slevin, who served as our Chairman and Chief Executive Officer until his resignation, effective in January, 1999. The persons named in this table and in this section are referred to as the "named executive officers".


------------------------------------------------------------------------------------------------------------
                               Annual Compensation                      Long-Term Compensation
                            -------------------------------------------------------------------------------
                                                               Awards                  Payouts
                                                           -------------------------------------------------
  Name and Principal     Year      Salary        Bonus       Securities         Long-         All Other
       Position                                              Underlying         Term       Compensation<F1>
                                                               Options        Incentive
                                                              (shares)         Payouts
------------------------------------------------------------------------------------------------------------

Nicholas K. Pontikes     1999   $450,000      $  81,250      150,000          $170,129       $  5,896
President and Chief      1998    325,000        325,000      687,210(b)        349,350          6,909
Executive Officer        1997    277,917        278,200       26,700           478,000         14,111

Thomas Flohr             1999    300,000        300,000      120,000           150,971              0
Senior Vice President    1998    300,000        227,000      323,530(b)           0                 0
                         1997    300,000        300,000       21,400              0                 0

John Kenning             1999    267,000        133,500       39,600           226,485          5,896
Executive Vice           1998    267,000        267,000      195,020(b)           0             6,909
President                1997    268,808        286,200       24,970              0            14,111

William N. Pontikes      1999    255,000         63,750       24,000           265,129          5,896
Executive Vice           1998    230,000        230,000      240,710(b)        339,350          6,909
President
                         1997    220,000        268,200       26,700           473,000         14,111

John J. Vosicky          1999    260,000         65,000       18,000           290,129          5,896
Executive Vice           1998    240,000        215,000      101,700(b)        359,350          6,909
President
& Chief Financial        1997    240,000        218,200       26,700           483,000         14,411
Officer

Jack Slevin              1999    206,250              0      240,000              0             5,896
                         1998    550,000        475,000      306,220(b)        764,350          6,909
                         1997    550,000        444,000       58,850           831,000         14,111

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
<F1>  Amounts  of "All  Other  Compensation"  are  amounts  contributed  by
Comdisco under the Comdisco Retirement Plan Trust Agreement, effective April 1, 1998 (formerly known as the Comdisco Profit Sharing Plan and Trust).

<F2>  Amounts  reflect  options  granted  pursuant  to  Comdisco's   Shared
Investment Plan (the "SIP") on Sunday, February 1, 1998 with a one-day term and an exercise price based on the closing price of the New York Stock Exchange on Friday, January 30, 1998. The options were exercised on the date of grant by the named executive. Due to the one-day term of the option, there was no potential realizable value for the option term. Under the terms of the voluntary plan, the participants took out personal full-recourse loans to fund their exercise of the options to purchase common stock at the January 30, 1998 closing price of $17.25 per share. The loans borrowed from a commercial bank, are the personal obligation of the participants. Comdisco has agreed to guarantee repayment to the bank in the event of a default by a participant. Pursuant to the SIP, Comdisco received approximately $109 million in cash from 106 members of Comdisco's senior management team who collectively purchased over 6 million shares of common stock.


Option Grants in Last Fiscal Year


     This table presents additional information concerning the options shown in the Summary Compensation Table for fiscal year 1999.

-----------------------------------------------------------------------------------------------------------------
                                          Individual Grants                     Potential Realizable Value at
                                                                                Assumed Annual Rates of Stock
                                                                                Price Appreciation for Option
                                                                                            Term
                                                                               ----------------------------------
-----------------------------------------------------------------------------------------------------------------
         Name          Number of Securities  % of Total  Exercise   Expiration   0%        5%           10%
                        Underlying Options/   Options /   or Base      Date
                           SARs Granted         SARs       Price
                                (#)          Granted to   ($/Sh)
                                              Employees
                                              in Fiscal
                                                1999
-----------------------------------------------------------------------------------------------------------------
  Nicholas K. Pontikes       150,000<F1>            7.43    $14.5625    10/01/08    -0-  $1,373,742   $3,481,331
  Thomas Flohr               120,000<F1>            5.94    $14.5625    10/01/08    -0-  $1,098,993   $2,785,065
  John C. Kenning             39,600<F1>            1.96    $14.5625    10/01/08    -0-  $  362,668   $  919,071
  William N. Pontikes         24,000<F1>            1.19    $14.5625    10/01/08    -0-  $  219,799   $  557,013
  John J. Vosicky             18,000<F1>             .89    $14.5625    10/01/08    -0-  $  164,849   $  417,760
  Jack Slevin                 60,000<F1>            2.97    $14.5625    10/01/08    -0-  $  549,497   $1,392,532

-----------------------------------------------------------------------------------------------------------------

<F1>Reflects  options issued in lieu of cash  compensation  pursuant to the
"Cash-to-Option Alternative" election referenced in the COMPENSATION COMMITTEE REPORT.

     We have included amounts under the columns labeled "5%" and "10%" pursuant to certain rules promulgated by the Securities and Exchange Commission and those amounts are not intended to forecast future appreciation, if any, in the price of the our common stock. Such amounts are based on the assumption that the named executive officers hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of our common stock. The column headed "0%" is included to demonstrate that the options were granted at fair market value and optionees will not recognize any gain without an increase in the stock price, and any increase will benefit all stockholders proportionately.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Value

     This table contains information with respect to the named executive officers concerning the exercise of options during the fiscal 1999 and unexercised options held as of the end of fiscal 1999.

-------------------------------------------------------------------------------------------------------------------
                              Number of      Value       Total Number of Shares      Total Value of Unexercised,
                               Shares                    Underlying Unexercised       in-the-Money Options Held
                              Acquired                       Options Held at            at September 30, 1999<F1>
                                 On                        September 30, 1999
                                                      -------------------------------------------------------------
           Name               Exercise     Realized    Exercisable   Unexercisable   Exercisable    Unexercisable
-------------------------------------------------------------------------------------------------------------------
   Nicholas K. Pontikes          -0-          -0-         487,009       227,927       5,964,015      1,125,160
   Thomas Flohr                  -0-          -0-         746,725       214,835       8,507,341        924,466
   John C. Kenning             53,842     1,162,978       208,550       164,936       1,968,322      1,346,843
   William N. Pontikes           -0-         -0-          244,983        81,705       2,528,685        499,492
   John J. Vosicky             34,286       874,893       379,148        57,472       4,813,915        307,429
   Jack Slevin<F2>            950,000    16,013,536       400,774       123,926       5,823,115        756,811
-------------------------------------------------------------------------------------------------------------------

<F1>    Based on the closing price of our common stock, $19.3125, on September 30, 1999.

<F2>    Mr. Slevin resigned as Chief Executive Officer, President and Chairman of the Board on January 11, 1999.


Long Term Incentive Plan ("LTIP") Awards

     This table provides information on the Performance Unit Awards granted during the fiscal year ended September 30, 1999 under our 1995 Long-Term Stock Ownership Incentive Plan to the named executive officers.

---------------------------------- ----------- ------------------------- ---------------------------------------
                                                                              Estimated Future Payouts under
                                                                               Non-Stock Price-Based Plans<F1>
----------------------------------- ----------- ------------------------- ---------------------------------------
----------------------------------- ----------- ------------------------- ------------- ------------ ------------
Name                                  Number      Performance or Other     Threshold      Target       Maximum
                                     Of Units   Period Until Maturation
                                                       or Payout
----------------------------------- ----------- ------------------------- ------------- ------------ ------------
Nicholas K. Pontikes                  300          September 30, 2001     $150,000      $300,000        $900,000
Thomas Flohr                          133          September 30, 2001       66,500        133,000        399,000
John C. Kenning                       167          September 30, 2001       83,000        166,000        498,000
William N. Pontikes                   183          September 30, 2001       91,500        183,000        549,000
John J. Vosicky                       183          September 30, 2001       91,500        183,000        549,000
----------------------------------- ----------- ------------------------- ------------- ------------ ------------

<F1>      The target performance objective is that our total shareholder return, the sum of the stock price appreciation plus dividends (reinvested), be ranked at or above the sixtieth percentile of the total shareholder return of all companies in the S&P 500 for the period running from October 1, 1998 through September 30, 2001. The threshold performance objective is a fiftieth percentile ranking. If the actual ranking is less than the fiftieth percentile, no compensation will be paid under these awards.